                                                              EXHIBIT (h)(ii)(B)

                                                            Dated: April 1, 1997
                                                         Amended: March 15, 2000

                                       SCHEDULE A
                                       ----------

                                    TO THE
                    MANAGEMENT AND ADMINISTRATION AGREEMENT
                         BETWEEN FIFTH THIRD FUNDS AND
                    BISYS FUND SERVICES LIMITED PARTNERSHIP

Name of Fund                                      Compensation*
------------------                                -------------
                                                       Annual Rate of:
Fifth Third Government Money Market Fund               Twenty one-hundredths of one percent (0.20%) of all
Fifth Third Prime Money Market Fund                    Funds' average daily net assets up to $1 billion
Fifth Third U.S. Treasury Money Market Fund
Fifth Third U.S. Government Securities Fund
Fifth Third Quality Bond Fund                          Eighteen one-hundredths of one percent (018%) of
Fifth Third Ohio Tax Free Bond Fund                    all Funds' average daily net assets in excess of $1
Fifth Third Quality Growth Fund                        billion up to $2 billion
Fifth Third Mid Cap Fund
Fifth Third Balanced Fund                              Seventeen one-hundredths of one percent (0.17%) of
Fifth Third International Equity Fund                  all Funds' average daily net assets in excess of $2
Fifth Third Equity Income Fund                         billion
Fifth Third Bond Fund for Income
Fifth Third Municipal Bond Fund
Fifth Third Pinnacle Fund
Fifth Third Cardinal Fund
Fifth Third Tax Exempt Money Market Fund
Fifth Third Technology Fund
Fifth Third Ohio Tax Exempt Money Market Fund

FIFTH THIRD FUNDS                             BISYS FUND SERVICES
                                              LIMITED PARTNERSHIP
                                              By: BISYS Fund Services, Inc.,
                                                  General Partner


By: ______________________________      By: ___________________________________

Name: ___________________________       Name: _________________________________

Title: ____________________________     Title: _________________________________

     * All fees are computed daily and paid periodically.
       The rate of compensation includes up to four classes of shares per portfolio. An additional minimum fee of $10,000 per portfolio for each additional class will be assessed.

                                       A-1